SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          DATE OF REPORT: April 11, 2002

                                JORE CORPORATION

                000-26889                         81-0465233
        (Commission File Number)        (IRS Employer Identification No.)

                             A Montana Corporation

                    45000 Highway 93 South, Ronan, MT 59864

                                  406/528-4397

Item 5.  Other Events

Press Release  -------------------------- Ronan, Montana - April 11, 2002 - Jore
Corporation outlines the company's position regarding the future of the company to be determined in Federal Bankruptcy Court on April 15, in a letter to its secured creditors. (See attachment)

              JORE CORPORATION OUTLINES COMPANY POSITION

Jore Corporation President and CEO Gerald McConnell reports the company's sales and earnings continue to improve, with April sales running well above plan and prior year.

"The turnaround and restructuring of the company is gaining momentum as growth and profitability become a habit with the dedicated group of employees that make the company tick. The goal is "cronic profitability" and we're well along in the process."

Prior to the 5 pm Wednesday court deadline for bidders to deposit $1.0 million in order to bid for the company two deposits were made. One for Pentair Group, and the other from Western Mortgage Company owned by Frank Tiegs.

The company had record first quarter sales and earnings through the period ending March 31, 2002.

CONTACTS:

        Gerald J. McConnell                     Barbara York
        President/CEO                           Human Resources Manager
        406-528-4480                            406-528-4213


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. JORE CORPORATION


        April 05, 2002                       By:  /s/ Kelly Grove
                                             Kelly Grove
                                             Controller

About Jore Corporation

Jore Corporation is a leader in the design and manufacture of innovative power tool accessories and hand tools for the do-it-yourself and professional craftsman markets. Jore sells its products under the licensed Stanley brand, Ryobi and Porter Cable brands as well as under various private labels of the industry's largest retailers and power tool manufactures, including Sears, The Home Depot, Lowe's, Canadian Tire, Makita and more.